Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

National Health Investors Inc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(r) and 457(o)	—	—	$500,000,000	0.0001102	$55,100.00(1)
	Total Offering Amounts					$500,000,000		$55,100.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$53,961.53(3)
	Net Fee Due							$1,138.47

Table 2. Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	National Health Investors, Inc.	424(b)(5)	333- 237278	March 19, 2020		$53,961.53(2)	Equity	Common Stock, par value $0.01 per share	—	$415,728,241.30
Fee Offset Sources	National Health Investors, Inc.	424(b)(5)	333- 237278		March 19, 2020						$53,899.00(3)
	National Health Investors, Inc.	424(b)(5)	333- 216177		February 23, 2017						$29,657.00(3)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-270557) filed by the registrant on March 15, 2023.

(2)

The registrant terminated the offering of unsold securities under the prospectus supplement dated March 19, 2020 (the “2020 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-237278) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on March 19, 2020.

(3)

On February 23, 2017, the registrant filed a prospectus supplement (the “2017 Prospectus Supplement”) to the prospectus included in its Registration Statement on Form S-3 (Registration Statement No. 333-216177) and concurrently submitted a fee of $29,657.00, after accounting for a fee offset of $16,703.00 related to unsold securities under a prior registration statement. The 2017 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $400 million from time to time under an at-the-market program (the “2017 ATM Program”). On March 19, 2020, the registrant filed the 2020 Prospectus Supplement and concurrently submitted a fee of $53,899.00 with the Securities and Exchange Commission, after accounting for a fee offset of $11,001.00 related to unsold securities under the 2017 Prospectus Supplement. The total registration fee due, before accounting for the fee offset, was $64,900.00 (the “Prior Fee”). The 2020 Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $500 million from time to time under an at-the-market program (the “2020 ATM Program”). As of the date of this prospectus supplement, $415,728,241.30 remains unsold under the 2020 ATM Program. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $53,961.53, the amount of the Prior Fee attributable to the unsold securities under the 2020 Prospectus Supplement, is available to offset the current registration fee.